UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2025
Spruce Power Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38971	83-4109918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 S Colorado Blvd, Suite 2-825, Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)
(866) 777-8235
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 30, 2025, Spruce Power Holding Corporation (the “Company”) notified Deloitte & Touche LLP (“Deloitte”) of its dismissal as the Company’s independent registered public accounting firm effective as of the date Deloitte completes its audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024. The Company appointed CohnReznick LLP (“CohnReznick”) as its new independent registered public accounting firm, subject to the completion of CohnReznick’s customary client acceptance procedures. The decision to change the Company’s independent registered public accounting firm was approved by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) and the Board.

Deloitte has been the Company’s independent registered public accounting firm since April 19, 2023. Deloitte’s report on the Company’s financial statements for the year ended December 31, 2023 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2023, there were: (1) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would cause Deloitte to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year, and (2) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of the Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (“SEC”) on April 9, 2024, related to (1) maintaining an effective control environment based on the criteria established in the Committee of Sponsoring Organizations (“COSO”) Framework, (2) maintaining effective control activities based on the criteria established in the COSO Framework, (3) the review and approval of manual journal entries, including implementing appropriate segregation of duties, (4) complex transactions, inclusive of accounting for business combinations and the Company’s investment related to the SEMTH master lease agreement and the related interest income, and (5) revenue recognition, including the review of the contracts upon inception and/or acquisition and the accounting for revenue recognition under ASC 606, Revenue from Contracts with Customers.

The Company and the Audit Committee have discussed the reportable event described above with Deloitte and have authorized Deloitte to respond fully to the inquiries of CohnReznick in their capacity as the successor independent registered public accounting firm concerning these material weaknesses.

The Company provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte review such disclosures and provide a letter addressed to the SEC as specified by Item 304(a)(3) of Regulation S-K. A copy of Deloitte’s letter dated February 5, 2025 is filed as Exhibit 16.1 hereto.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through January 30, 2025, neither the Company nor anyone acting on its behalf consulted with CohnReznick regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that CohnReznick concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided CohnReznick with a copy of the foregoing disclosures and requested that CohnReznick review such disclosures. CohnReznick has provided a letter addressed to the SEC dated February 5, 2025 stating whether CohnReznick agrees with the statements made herein, a copy of which is filed as Exhibit 16.2 hereto.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated February 5, 2025
16.2	Letter from CohnReznick LLP to the Securities and Exchange Commission dated February 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRUCE POWER HOLDING CORPORATION

Date: February 5, 2025	By:	/s/ Jonathan M. Norling
	Name:	Jonathan M. Norling
	Title:	Chief Legal Officer